EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (File No. 333-131322, effective January 27, 2006, File No. 333-65469, effective October 8, 1998 and File No. 33-44219, effective July 6, 1988) of Environmental Tectonics Corporation and Subsidiaries, of our report, dated May 12, 2009 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/  Friedman LLP

East Hanover, New Jersey
May 12, 2009

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